Exhibit 99.2

Key Energy Services, Inc. 1301 McKinney Street Suite 1800 Houston, TX 77010	September 21, 2016 Contact: West Gotcher, Investor Relations 713-757-5539

FOR IMMEDIATE RELEASE

Key Energy Services Announces Commencement of Rights Offering and Solicitation for Votes on its Previously Announced Prepackaged Plan of Reorganization

HOUSTON, Sept. 21, 2016 /PRNewswire/ — Key Energy Services, Inc. (“Key” or the “Company”) announced today that it has concurrently commenced a solicitation (the “Solicitation”) for votes on its prepackaged plan of reorganization (the “Plan”) and a rights offering (the “Rights Offering”). Under the Rights Offering, the Company will offer subscription rights to acquire shares of reorganized Key common stock to certain qualifying holders of the Company’s senior notes and certain qualifying equity holders. The Solicitation and Rights Offering are based on the restructuring transactions contemplated by the previously announced plan support agreement among the Company, certain of its subsidiaries, Platinum Equity Advisors, LLC and certain other holders of the Company’s 6.75% Senior Notes due 2021 (“Senior Notes”) and certain lenders under Key’s Term Loan Credit Agreement dated June 1, 2015.

If the Plan is accepted by the requisite number of voting holders representing the requisite amounts of the Company’s senior notes and term loans in the Solicitation, the Company will file voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court in the District of Delaware (the “Bankruptcy Court”) and seek approval of the Plan by the Bankruptcy Court. In the Rights Offering, certain qualifying holders of the Company’s Senior Notes and certain qualifying equity holders will have the right to purchase an aggregate of up to 7,022,859 shares of the reorganized Company’s common stock at a price per share of $12.10 for aggregate gross proceeds of up to $85 million, which proceeds may be increased by up to $25 million through the sale of additional shares of reorganized Company common stock (the “Incremental Liquidity Shares”) at a price per share ranging between $6.86 and $8.94, based on the expected pro forma liquidity of the reorganized Company as of the effective date of the Plan (the “Plan Effective Date”).

Prior to the commencement of the Solicitation and the Rights Offering, the Company entered into a backstop agreement (the “Backstop Agreement”) with certain parties named therein (the “Backstop Participants”), pursuant to which the Backstop Participants agreed, subject to the terms and conditions in the Backstop Agreement, to participate in the Rights Offering and to backstop the full amount of the Rights Offering. In exchange for the commitments under the Backstop Agreement, the Closing Backstop Participants (as defined in the Backstop Agreement) will receive a premium on the Plan Effective Date in the form of shares of the reorganized Key common stock as described in Section II.D.4 of the Disclosure Statement.

The Plan, Backstop Agreement and other transaction agreements to be executed by the Company are subject to customary closing conditions and termination rights upon the occurrence of certain events, including the failure of the Company to achieve certain milestones, meet minimum liquidity requirements, and receive required governmental and material third-party approvals, and the absence of a material adverse effect on the Company.

Robert Drummond, Key’s President and Chief Executive Officer, commented, “Today’s announcement is an important step in positioning Key to emerge from the downturn as a financially stronger company. I want to thank our lenders and noteholders for their continued support and our employees for continuing to deliver excellent service during this period.”

This press release is not a solicitation to accept or reject the proposed Plan or an offer to sell or a solicitation of an offer to buy securities in the Rights Offering or any other securities of the Company. Any solicitation will be made pursuant to and in accordance with the disclosure statement, which describes the Solicitation and the Plan, and any offer to sell will be made pursuant to and in accordance with the applicable Rights Offering procedures.

The securities offered in the Rights Offering have not been and will not be registered under the Securities Act of 1933 or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Key Energy Services, Inc. 1301 McKinney Street Suite 1800 Houston, TX 77010	September 21, 2016 Contact: West Gotcher, Investor Relations 713-757-5539

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature or that relate to future events and conditions are, or may be deemed to be, forward-looking statements. These statements are only predictions and are subject to substantial risks and uncertainties and are not guarantees of performance. Future actions, events and conditions and future results of operations may differ materially from those expressed in these statements.

Important factors that may affect Key’s expectations, estimates or projections include, but are not limited to, the following: risks associated with Key’s reorganization; the ability of Key to obtain sufficient acceptances in connection with the Solicitation; the ability of Key to obtain confirmation of the Plan from the Bankruptcy Court and/or meet all of the conditions precedent therein necessary to effectuate the Plan; conditions in the oil and natural gas industry, especially oil and natural gas prices and capital expenditures by oil and natural gas companies; volatility in oil and natural gas prices; Key’s ability to implement price increases or maintain pricing on its core services; industry capacity; increased labor costs or unavailability of skilled workers; asset impairments or other charges; the periodic low demand for Key’s services and resulting operating losses and negative cash flows; Key’s highly competitive industry as well as operating risks, which are primarily self-insured, and the possibility that its insurance may not be adequate to cover all of its losses or liabilities; the economic, political and social instability and risks of doing business in certain foreign countries; significant costs and potential liabilities resulting from compliance with applicable laws; Key’s historically high employee turnover rate and its ability to replace or add workers, including executive officers; Key’s ability to incur debt or long-term lease obligations; Key’s ability to implement technological developments and enhancements; significant costs and liabilities resulting from environmental, health and safety laws and regulations, including those relating to hydraulic fracturing; severe weather impacts on Key’s business; Key’s ability to successfully identify, make and integrate acquisitions and its ability to finance future growth of its operations or future acquisitions; the loss of one or more of Key’s larger customers; the impact of compliance with climate change legislation or initiatives; Key’s ability to generate sufficient cash flow to meet debt service obligations; the amount of Key’s debt and the limitations imposed by the covenants in the agreements governing its debt, including its ability to comply with covenants under its current debt agreements; an increase in Key’s debt service obligations due to variable rate indebtedness; Key’s inability to achieve its financial, capital expenditure and operational projections, including quarterly and annual projections of revenue and/or operating income and its inaccurate assessment of future activity levels, customer demand, and pricing stability which may not materialize (whether for Key as a whole or for geographic regions and/or business segments individually); Key’s ability to execute its plans to withdraw from international markets outside North America; Key’s ability to achieve the benefits expected from acquisition and disposition transactions; Key’s ability to respond to changing or declining market conditions, including Key’s ability to reduce the costs of labor, fuel, equipment and supplies employed and used in its businesses; Key’s ability to maintain sufficient liquidity; the terms and conditions of any strategic transaction or alternative undertaken to restructure or refinance Key’s indebtedness; adverse impact of litigation; and other factors affecting Key’s business described in “Item 1A. Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2015 and its other filings with the SEC and in Article XI of the Disclosure Statement.

Key Energy Services, Inc. 1301 McKinney Street Suite 1800 Houston, TX 77010	September 21, 2016 Contact: West Gotcher, Investor Relations 713-757-5539

About Key Energy Services

Key Energy Services is the largest onshore, rig-based well servicing contractor based on the number of rigs owned. Key provides a complete range of well intervention services and has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Mexico and Russia.

Contact:

West Gotcher, Investor Relations

713-757-5539